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                                  EXHIBIT 99.1



                                     Contact:
                                     Deborah Schueren
                                     Vice President and Chief Financial Officer
                                     (619) 552-3000

                       CYTEL TO SPIN OFF VACCINE COMPANY

         SAN DIEGO, CA -- April 9, 1997 -- Cytel Corporation (Nasdaq:CYTL) today announced that it is restructuring operations and spinning off its vaccine program to form a new company. The new company will focus on novel vaccines for treatment and prevention of cancer and infectious diseases, capitalizing on the immunology research expertise developed to support its Theradigm(TM) program. Cytel will continue to develop its therapeutic products targeting acute and chronic inflammation, and expand its carbohydrate manufacturing business with the goal of generating additional near term revenue.

         "We firmly believe that the establishment of separately managed and financed companies is the best formula for building long-term shareholder value from Cytel's current product and technology portfolio," said Virgil Thompson. "These entities are developing products based on distinctively different technologies, have different product portfolios, and are pursuing different business strategies."

         The restructuring has been approved by the company's board of directors, and will occur as soon as practicable dependent upon legal, market and other considerations. The company is considering a public spin-off structure as well as other financing opportunities. Specific financing plans and structures have yet to be determined.

THE NEW CYTEL

         "Cytel will now focus on development, manufacturing and commercialization of pharmaceutical and carbohydrate products," Mr. Thompson said. "We have a very promising product in clinical trials, a broad-based exploratory program to develop small molecule integrin blockers for chronic inflammatory diseases and positive preclinical data with CY1748 in deep vein thrombosis."

         "In addition, our glycotechnology business unit, known as Glytec(TM), offers a near term revenue opportunity. We have carbohydrate manufacturing contracts with two major international companies for healthcare and consumer products, and we are in active







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negotiations with several additional potential partners.  Our goal is to become recognized as the leader in the manufacture of bioactive carbohydrates."

         "With revenue from Glytec and reduced expenses following the restructuring, we will be able to pursue our therapeutic programs more aggressively, while reducing our overall burn rate," he added.

         Virgil Thompson, president and chief executive officer and Robert L. Roe, M.D., executive vice president and chief operating officer, will remain in their current positions at Cytel. James C. Paulson, Ph.D., general manager of Glytec, will also become Cytel's chief scientific officer.

PHARMACEUTICAL PRODUCT PIPELINE

         Cytel's most advanced therapeutic candidate is Cylexin(TM), a cell adhesion blocker. Investigators from Harvard Medical School are currently conducting a Phase II clinical trial at Boston Children's Hospital using Cylexin in an effort to prevent reperfusion injury in newborns following cardiopulmonary bypass during surgery for congenital heart disease. Cylexin is being evaluated as a means to improve post-operative cardiac, pulmonary and neurologic function in these patients.

         By year end, the company intends to initiate preclinical development on a target compound from a new class of potent integrin blockers with potential for oral activity. This new class of compounds has shown the ability to suppress certain white blood cells that cause chronic inflammatory conditions such as rheumatoid arthritis, multiple sclerosis and asthma.

         In a third area, preclinical primate studies on compound CY1748 in a model of deep vein thrombosis have produced promising results. The compound has been licensed to Sumitomo for the Pacific Rim, and Cytel is seeking a commercial partner for the U.S. and Europe.

         Cytel intends to continue to build its product pipeline through in-licensing and internal discovery programs focused on the anti-inflammatory therapeutic field.

GLYTEC

         Glytec was formed to commercialize Cytel's carbohydrate manufacturing technology. Cytel's proprietary enzymatic synthesis technology is covered by 19 issued patents and 30 additional patent applications, three with notices of allowance. Currently, Glytec is producing Cylexin, Cytel's carbohydrate-based human therapeutic.










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         As a second element of its commercial strategy, Glytec has collaborations to produce healthcare and consumer products. The unit currently has contracts with Abbott Laboratories for infant formula and other nutritional products and Baxter Healthcare's Nextran unit for a product to prevent human rejection of transplanted pig organs.

NEW VACCINE COMPANY

         The new vaccine company will continue the programs originally initiated at Cytel focused on immunology and epitope-based immune stimulation. It will concentrate its significant immunological research and early-stage development expertise on bringing product candidates forward for the treatment and prevention of cancer and viral diseases where conventional vaccines are not effective. The new company expects to develop and commercialize these products in partnership with pharmaceutical companies.

         Consistent with that strategy, exploratory clinical trials with an ex-vivo vaccine for malignant melanoma are planned this year. A recently-initiated NIH-sponsored study in HIV-infected patients will continue. Further preclinical work on the treatment of chronic hepatitis B and other infectious diseases and cancers will continue, but no further clinical work on Theradigm(TM) HBV is planned pending the establishment of strategic partnerships.

         As a result of substantial work already done at Cytel, the new vaccine company will start with a strong proprietary position, including methods of identification and composition of antigenic epitopes. It will also benefit from the leadership of the Cytel cellular and molecular immunology research teams, who will staff the new company. The management team will include Robert
W. Chesnut, Ph.D. currently vice president, immune stimulation program for Cytel, as senior vice president, R&D, and Alessandro D. Sette, Ph.D., currently director of immunology at Cytel, as vice president and chief scientific officer. A new chief executive officer will be hired, and an independent board of directors will be named.

         "We believe that epitope-based vaccines which stimulate potent disease-specific immunity represent an exciting opportunity to address unmet medical needs in the treatment and management of life-threatening viral diseases and cancer. The new company will benefit from being focused entirely on immunology," Mr. Thompson added.

         In addition to the historical information contained herein, this press release contains forward-looking statements, involving risks and uncertainties. The timing and activities contemplated by the proposed restructuring may differ significantly from those discussed in the forward-looking statements due to a variety of legal, tax and operational uncertainties, including risks associated with creating and financing new companies. In






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addition, factors that could cause or contribute to differences in actual results include the timing and results of research and development programs, preclinical and clinical studies. and patent protection; the time and costs involved in manufacturing and scale-up, obtaining regulatory approvals and completing technological developments; and the risks associated with negotiating and implementing effective commercialization activities and arrangements. These and other relevant factors are more fully described in periodic reports filed with the Securities and Exchange Commission, including the company's Form 10-K for the year ended December 31, 1996.




















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                               CYTEL CORPORATION
                            ANNOUNCEMENT FACT SHEET

OVERVIEW

On April 9, 1997, Cytel Corp announced a restructuring that will include the formation of a new vaccine company.

o The New Cytel company will include the company's programs in cell adhesion-based therapeutics for acute and chronic inflammation and its glycotechnology business unit, Glytec(TM).

o The new Vaccine company (to be named) will focus on novel vaccines for cancer and infectious diseases.

Both companies will be managed and financed independently. The restructuring is expected to take place as soon as practicable dependent upon legal, market and other considerations.

THE NEW CYTEL COMPANY

BUSINESS STRATEGY

Leverage its leadership position in cell adhesion-based therapeutic product development and carbohydrate manufacturing, focusing on development, manufacturing and commercialization of small molecule pharmaceutical products and carbohydrate pharmaceutical and consumer products. Will expand its product pipeline through in-licensing and internal discovery programs in the anti-inflammatory therapeutic field.

THERAPEUTIC PROGRAMS

The new Cytel has three development stage product candidates.

         CYLEXIN(TM)

         Cell adhesion blocker to prevent reperfusion injury following surgery in newborns with congenital heart disease.

         o Now in Phase II clinical trial at Boston Children's Hospital with investigators at Harvard Medical School.

         o Cytel intends to market Cylexin in the U.S. for this indication. A partner will be sought for European commercialization.

         INTEGRIN BLOCKERS

         Development of orally available therapeutics for treatment of chronic inflammatory diseases from new class of Integrin blockers.




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         o  Preclinical research shows potential to suppress certain white blood cells that cause chronic inflammatory conditions such as asthma, rheumatoid arthritis and multiple sclerosis.

         o May partner selected compounds with pharmaceutical company to commercialize.

         CY-1748

         Cell adhesion blocker to prevent reperfusion injury and platelet aggregation in deep vein thrombosis.

         o Substantial preclinical data including primate studies, have produced promising results.

         o CY-1748 licensed to Sumitomo for the Pacific Rim; Cytel is seeking a partner to develop and commercialize for the U.S. and Europe.

GLYTEC

Glytec will be a business unit of the New Cytel - focusing on manufacturing carbohydrates to produce near term revenues.

o Cylexin, Cytel's proprietary carbohydrate-based human therapeutic, is manufactured by Glytec.

o  Glytec also has collaborations to produce healthcare and consumer products:

-  with Abbott Laboratories for nutritional products including infant formula

- with Baxter Healthcare's Nextran unit for a product to use in xenotransplantation

-  in negotiations with other potential collaborators

KEY MANAGEMENT

o  Virgil Thompson, President and CEO

o  Robert L. Roe, M.D., Executive Vice President and COO

o  James C. Paulson, Ph.D., Chief Scientific Officer and General Manager of
   Glytec

THE NEW VACCINE COMPANY

BUSINESS STRATEGY

The new company will focus on research and preclinical development of both therapeutic and prophylactic vaccines.

o Continue immunology and epitope-based immune stimulation programs initiated at Cytel for the treatment and prevention of cancer and infectious diseases.

o Focus on identifying product candidates for those diseases where conventional vaccines are not effective.

o Develop and commercialize products in partnership with pharmaceutical companies.




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PRODUCT FOCUS

         MELANOMA

         o Exploratory ex vivo clinical trials for malignant melanoma planned for 1997.

         HIV

         o  Continuation of NIH-sponsored study in HIV-infected patients.

         THERADIGM-HBV

         o Will establish strategic partnerships before further clinical studies are conducted for this hepatitis B therapeutic vaccine.

KEY MANAGEMENT

o  Chief Executive Officer - to be named

o  Robert W. Chesnut, Ph.D., Senior Vice President, R&D

o  Alessandro D. Sette, Ph.D., Vice President and Chief Scientific Officer

CONTACT:         Deborah Schueren, Vice President and Chief Financial Officer
                 (619) 552-3000




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